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                                                               Exhibit (d)(3)(i)

                   FIRST AMENDMENT TO SUB-ADVISORY AGREEMENT

                                ING MUTUAL FUNDS

     This First Amendment, effective as of September 1, 2003, amends the Sub-Advisory Agreement (the "Agreement") dated the 1st day of August, 2003 between ING Investments, LLC, an Arizona limited liability company (the "Manager") and Aeltus Investment Management, Inc., a Connecticut corporation (the "Sub-Adviser") with regards to ING International Fund, ING Precious Metals Fund and ING Worldwide Growth Fund, each a Series of ING Mutual Funds.

                              W I T N E S S E T H

     WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 1, 2003.

     NOW, THEREFORE, the parties agree as follows:

     1. The following Section 11 is hereby inserted between existing Section 10 and Section 11:

          11. Non-Exclusivity. The services of the Sub-Adviser to the Series and the Fund are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Fund concerning transactions in securities or other assets for any investment portfolio of the Fund, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

     2. Each Section number and applicable references to each Section following the inserted Section 11 above, will increase numerically by one (i.e., Section 13 will be Section 14, etc.).

     3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     4. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

                                      -1-
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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ING INVESTMENTS, LLC



                                            By: /s/ Michael J. Roland
                                                --------------------------------
                                                Michael J. Roland
                                                Executive Vice President



                                            AELTUS INVESTMENT MANAGEMENT, INC.



                                            By: /s/ Michael Gioffre
                                                --------------------------------
                                                Name:  Michael Gioffre
                                                       -------------------------
                                                Title: Senior Vice President
                                                       -------------------------
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[ING FUNDS LOGO]


January 1, 2004

Michael Gioffre
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

     Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby modify the fees payable to the Sub-Adviser for ING Worldwide Growth Fund (the "Fund") as indicated below:

                                            ANNUAL SUB-ADVISER FEE
                                            ----------------------
SERIES                           (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------

ING Worldwide Growth Fund          0.4500% of first $250 million of assets
                                   0.4050% of next $250 million of assets
                                   0.3600% of next $500 million of assets
                                   0.3375% for assets in excess of $1 billion

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement, effective January 1, 2004. The Amended Schedule A, with the annual sub-advisory fees indicated for the Fund, is attached hereto.

     Please signify your acceptance of the modified fees under the Agreement with respect to the Fund by signing below.

                                       Very sincerely,



                                       /s/ Michael J. Roland
                                       ----------------------------------
                                       Michael J. Roland
                                       Executive Vice President
                                       ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By: /s/ Jeffrey T. Becker
    ------------------------------
Name: Jeffrey T. Becker
      ----------------------------
Title: SVP & CFO, Duly Authorized
       ---------------------------


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com